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EXHIBIT 11.1


               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
              (unaudited; in thousands, except per share amounts)




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
                                                                              Three Months Ended              Six Months Ended
                                                                                 December 31,                    December 31,
                                                                        ------------------------------   --------------------------

                                                                             1997            1996             1997          1996
                                                                             ----            ----             ----          ----
Weighted Average Shares                                                      9,888           9,742            9,881         9,723
                                                                          --------        --------          -------       -------

SHARES USED IN BASIC EPS COMPUTATION                                         9,888           9,742            9,881         9,723
                                                                          ========        ========          =======       =======
Dilutive potential common shares, treasury stock method                         31               -                -             -
                                                                          --------        --------          -------       -------
SHARES USED IN DILUTED EPS COMPUTATION                                       9,919           9,742            9,881         9,723
                                                                          ========        ========          =======       =======

NET INCOME (LOSS)                                                         $     83        $ (2,762)         $(3,422)      $(7,693)

NET INCOME (LOSS) PER COMMON SHARE - BASIC EPS                            $   0.01        $  (0.28)         $ (0.35)      $ (0.79)

NET INCOME (LOSS) PER COMMON SHARE - DILUTED EPS                          $   0.01        $  (0.28)         $ (0.35)      $ (0.79)
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